Exhibit 10.12

Execution Version

APPLIED GENETIC TECHNOLOGIES CORPORATION

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

NOVEMBER 15, 2012

APPLIED GENETIC TECHNOLOGIES CORPORATION

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the “Agreement”) is entered into as of the 15th day of November, 2012, by and among APPLIED GENETIC TECHNOLOGIES CORPORATION, a Delaware corporation (the “Company”) and the investors listed on Exhibit A (referred to hereinafter as the “Investors” and each individually as an “Investor”) and the stockholders listed on Exhibit B hereto (the “Common Stockholders”).

RECITALS

WHEREAS, the Company, certain of the Investors (the “Existing Investors”) and the Common Stockholders previously entered into that certain Investor Rights Agreement dated November 25, 2003 (the “Prior Agreement”) in connection with the purchase of the Company’s Series A-1 Preferred Stock, par value $0.001 per share (the “Series A-1 Preferred Stock”) and of the Company’s Series A-1A Preferred Stock, par value $0.001 per share (the “Series A-1A Preferred Stock,” and with the Series A-1 Preferred Stock, the “Series A Preferred Stock”);

WHEREAS, certain of the Investors are purchasing shares of the Company’s Series B-1 Preferred Stock, par value $0.001 per share (the “Series B-1 Preferred Stock”), and may elect, or may be required by the Company, to purchase shares of the Company’s Series B-2 Preferred Stock, par value $0.001 per share (the “Series B-2 Preferred Stock”) and the Company’s Series B-3 Preferred Stock, par value $0.001 per share (the “Series B-3 Preferred Stock,” and with the Series B-1 Preferred Stock and Series B-2 Preferred Stock, the “Series B Preferred Stock”) pursuant to that certain Series B-1, B-2, and B-3 Preferred Stock Purchase Agreement (the “Purchase Agreement”) of even date herewith (the “Financing”);

WHEREAS, the obligations in the Purchase Agreement are conditioned upon amending and restating the Prior Agreement on the date hereof in the form of this Agreement;

WHEREAS, in connection with the consummation of the Financing, the parties desire to enter into this Agreement in order to grant registration, information and other rights to the Investors as set forth below; and

WHEREAS, the Existing Investors and the Common Stockholders hold the requisite number of shares of capital stock of the Company necessary to amend the Prior Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Existing Investors and the Common Stockholders agree that the Prior Agreement shall be amended and restated in its entirety in the form of this Agreement, and the parties further agree hereto as follows:

SECTION 1. GENERAL.

1.1 Definitions. As used in this Agreement the following terms shall have the following respective meanings:

(a) “Affiliate” means, with respect to any specified person or entity, any other person or entity who, directly or indirectly, controls, is controlled by, or is under common control with such person or entity, including without limitation any general partner, managing member, officer or director of such entity or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such entity.

(b) “Common Stock” means shares of the Company’s common stock and shares of common stock issued or issuable upon conversion of the Company’s outstanding Preferred Stock or exercise of any option, warrant, or other security or right of any kind of the Company convertible into or exchangeable for common stock.

(c) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(d) “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(e) “Holder” means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.9 hereof.

(f) “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

(g) “Major Investor” means any Investor (together with its Affiliates) holding more than 1,500,000 Registrable Securities then outstanding on an as-converted and as-exercised basis.

(h) “Preferred Stock” means collectively all shares of the Series A Preferred Stock and Series B Preferred Stock.

(i) “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(j) “Registrable Securities” means (a) the Common Stock issuable or issued upon conversion of the Shares, excluding any Common Stock issued upon conversion of the Preferred Stock pursuant to the “Special Mandatory Conversion” provisions of the Company’s Fourth Amended and Restated Certificate of Incorporation,

as amended from time to time (the “Charter”); and (b) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities (i) sold by a person to the public either pursuant to a registration statement or SEC Rule 144, (ii) sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned or (iii) held by a Holder (together with its affiliates) if, as reflected on the Company’s list of stockholders, such Holder (together with its affiliates) holds less than 1% of the outstanding Common Stock (treating all shares of Preferred Stock on an as converted basis), the Company has completed its Initial Offering and all shares of Common Stock issuable or issued upon conversion of the Shares held by and issuable to such Holder (and its affiliates) may be sold pursuant to SEC Rule 144 during any ninety (90) day period.

(k) “Registrable Securities then outstanding” shall be the number of shares of Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

(l) “Registration Expenses” means all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed twenty-five thousand dollars ($25,000) of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(m) “SEC” or “Commission” means the Securities and Exchange Commission.

(n) “Securities Act” means the Securities Act of 1933, as amended.

(o) “Selling Expenses” means all underwriting discounts and selling commissions applicable to the sale.

(p) “Shares” means (i) the Preferred Stock or stock otherwise acquired and held from time to time by the Investors listed on Exhibit A hereto and their permitted assigns and (ii) shares held on the date of this Agreement by the University of Florida Research Foundation, the Trustees of the University of Pennsylvania, Cornell Research Foundation and Johns Hopkins University (collectively, the “Universities”) and Barry J. Byrne, William W. Hauswirth, Nicholas Muzyczka, R. Jude Samulski and Alpha Net, Inc. (collectively, the “Key Holders”) listed on Exhibit B hereto and their permitted assigns; provided, however, such shares under this clause (ii) shall be deemed to be “Shares” under this Agreement with respect only to the rights and obligations set forth in Section 2 of this Agreement (other than Sections 2.2 and 2.4), and the rights and obligations generally applicable to parties to this Agreement pursuant to Section 5 of this Agreement.

(q) “Special Registration Statement” means (i) a registration statement relating to any employee benefit plan or (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, including any registration statements related to the issuance or resale of securities issued in such a transaction or (iii) a registration related to stock issued upon conversion of debt securities.

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER.

2.1 Restrictions on Transfer.

(a) Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

(i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to SEC Rule 144, except in unusual circumstances. After its Initial Offering, the Company will not require the transferee to be bound by the terms of this Agreement.

(b) Notwithstanding the provisions of Section 2.1(a) above, no such restriction shall apply to a transfer by a Holder that is (A) a partnership transferring to its partners or former partners in accordance with partnership interests, (B) a corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Holder, (C) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, (D) a partnership or fund transferring to an affiliated partnership or fund managed by it or any of their respective directors, officers or partners, (E) an individual transferring to the Holder’s family member or trust for the benefit of an individual Holder or (F) an entity or individual transferring to the Holder’s Affiliate; provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

(c) Each certificate representing Shares or Registrable Securities shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR

OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT, AS EVIDENCED, AT THE REQUEST OF THE COMPANY, BY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, BY AND BETWEEN THE STOCKHOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY, CARE OF THE COMPANY’S COUNSEL, FOLEY HOAG LLP, 155 SEAPORT BOULEVARD, BOSTON MA 02210, ATTN: HEMMIE CHANG.

(d) The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Company has completed its Initial Offering and the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification and legend, provided that the second legend listed above shall be removed only at such time as the Holder of such certificate is no longer subject to any restrictions hereunder.

(e) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

2.2 Demand Registration.

(a) Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of a majority of the Registrable Securities (the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of at least a majority of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $10,000,000 (a “Qualified Public Offering”)), then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, effect, as expeditiously as reasonably possible and in any event within sixty (60) days after the date such request is given by the Initiating Holders, the registration under the Securities Act of all Registrable Securities that all Holders request to be registered.

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or Section 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company and reasonably acceptable to a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section 2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c) The Company shall not be required to effect a registration pursuant to this Section 2.2:

(i) after the Company has effected two (2) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective;

(ii) prior to the earlier of (A) the third anniversary of the date of this Agreement or (B) one hundred eighty (180) days following the effective date of the registration statement pertaining to the Initial Offering; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective;

(iii) if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company’s intention to file a registration statement for its Initial Offering within ninety (90) days;

(iv) if the Company shall furnish to the Initiating Holders, a certificate signed by the Chairman of the Company’s Board of Directors (the “Board”) stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time because such action would (A) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company, (B) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, or (C) render the Company unable to comply with requirements under the Securities Act or Exchange Act, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period;

(v) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below; or

(vi) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(d) A registration shall not be counted as “effected” for purposes of this Section 2.2 until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, and forfeit their right to one demand registration statement pursuant to Section 2.5, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.2. Registrations effected pursuant to this Section 2.2 shall not be counted as demands for registration or registrations effected pursuant to Section 2.4.

2.3 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within twenty (20) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(a) Underwriting. If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis; provided, however, that no such reduction shall reduce the amount of securities of the selling Holders included in the registration below twenty-five percent (25%) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding clause. In no event will shares of any other selling stockholder be included in such registration that would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities proposed to be sold in the offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person, or an affiliated partnership or fund managed by any Holder or any of their respective directors, officers or partners shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 whether or not any Holder has elected to include securities in such registration, and shall promptly notify any Holder that has elected to include shares in such registration of such termination or withdrawal. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

2.4 Form S-3 Registration. If the Company shall receive from any Holder or Holders of Registrable Securities (the “Requesting Holders”) a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by the Requesting Holders, the Company will:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b) as soon as practicable and in any event within forty-five (45) days after the date such request is given by the Requesting Holders, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Requesting Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

(i) if Form S-3 is not available for such offering by the Holders;

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than three million dollars ($3,000,000);

(iii) if within thirty (30) days of receipt of a written request from the Requesting Holders pursuant to this Section 2.4, the Company gives notice to such Holder of the Company’s intention to make a public offering within ninety (90) days, other than pursuant to a Special Registration Statement provided that such Holders are permitted to register such shares as requested to be registered pursuant to Section 2.3 hereof without reduction by the underwriter thereof;

(iv) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time because such action would (A) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company, (B) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, or (C) render the Company unable to comply with requirements under the Securities Act or Exchange Act, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Requesting Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period;

(v) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.4; or

(vi) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c) A registration shall not be counted as “effected” for purposes of this Section 2.4 until such time as the applicable registration statement has been declared effective by the SEC, unless the Requesting Holders withdraw their request for such registration, and forfeit their right to one demand registration statement pursuant to Section 2.5, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.4. Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Section 2.2.

2.5 Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2 or any registration under Section 2.3 or Section 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders or the Requesting Holders, as the case may be, unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders or Requesting Holders, as the case may be, were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to forfeit their right to a requested registration pursuant to Section 2.2 or Section 2.4, as applicable, in which event such right shall be forfeited by all Holders. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Section 2.2 or Section 2.4 to a demand registration.

2.6 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, however, that at any time, upon written notice to the participating Holders and for a period not to exceed sixty (60) days thereafter (the “Suspension Period”), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the Initiating Holders or Requesting Holders, as the case may be, hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that there is or may be in existence material nonpublic information or events involving the Company, the failure of which to be disclosed in the prospectus included in the registration statement could result in a Violation (as defined below). In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive ninety (90) days with the consent of the Holders of sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities registered or to be registered under the applicable registration statement, which consent shall not be unreasonably withheld. No more than two (2) such Suspension Periods shall occur in any twelve (12) month period. If so directed by the Company, all Holders registering shares under such registration statement shall (i) not offer to sell any Registrable Securities pursuant to the registration statement during the period in which the delay or suspension is in effect after receiving notice of such delay or suspension; and (ii) use their best efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in Section 2.6(a) above.

(c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use commercially reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Use commercially reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

(h) Use commercially reasonable efforts to cause all Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed.

(i) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(j) Promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such selling Holder, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith.

(k) Notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed.

(l) Ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.7 Delay of Registration; Furnishing Information.

(a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

(c) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or 2.4 if, due to the operation of Section 2.2(b), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 2.2 or 2.4, whichever is applicable. Notwithstanding the foregoing, for purposes of Section 2.2, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.2(b), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.8 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated by reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company (or any of its agents or affiliates) of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, member, officer, director, underwriter, controlling person, or other aforementioned person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, officer, director, underwriter, controlling person, or other aforementioned person of such Holder.

(b) To the extent permitted by law, each Holder, severally and not jointly, will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers who have signed the registration statement and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter (as defined in the Securities Act) and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act (collectively, a “Holder Violation”), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity or contribution under this Section 2.8 exceed the net proceeds from the offering received by such Holder. Notwithstanding the foregoing, a Holder and its Affiliated Stockholders (as defined in Section 5.13 below) shall jointly and severally indemnify and hold harmless any of the above mentioned indemnified persons for any Holder Violation made by an Affiliated Stockholder.

(c) Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d) If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) or Holder Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

(e) The obligations of the Company and Holders under this Section 2.8 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

2.9 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities in compliance with Section 2.1 hereof (for so long as such shares remain Registrable Securities) that (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member, or stockholder of a Holder that is a corporation, partnership or limited liability company, (b) is a Holder’s family member or trust for the benefit of an individual Holder, (c) acquires at least fifty thousand (50,000) shares of Registrable Securities (as adjusted for stock splits and combinations), (d) is an entity affiliated by common control (or other related entity) with such Holder or (e) is an affiliated partnership or fund managed by a Holder or any of their respective directors, officers or partners; provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

2.10 Limitation on Subsequent Registration Rights. Other than as provided in Section 5.10, after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder (i) rights to demand the registration of their shares, or to include their shares in a registration statement that would reduce the number of shares includable by the Holders or (ii) any other registration rights on a parity with or senior to those granted to the Holders hereunder, other than the right to a Special Registration Statement.

2.11 “Market Stand-Off” Agreement. Each Holder (other than the Trustees of the University of Pennsylvania and Cornell Research Foundation) hereby agrees that such Holder shall not, without the prior written consent of the managing underwriter, sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto); provided that:

(i) such agreement shall apply only to the Initial Offering;

(ii) all officers and directors of the Company enter into similar agreements; and

(iii) such agreement shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement.

2.12 Agreement to Furnish Information. Each Holder (other than the Trustees of the University of Pennsylvania and Cornell Research Foundation) agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with the Holder’s obligations under Section 2.11 or that are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in Section 2.11 and this Section 2.12 shall not apply to a Special Registration Statement. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period. Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by Sections 2.11 and 2.12. The underwriters of the Company’s stock are intended third party beneficiaries of Sections 2.11 and 2.12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

2.13 SEC Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of SEC Rule 144, the Securities Act, and the Exchange Act (at any time after it has become subject to such reporting requirements) or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); a copy of the most recent annual or quarterly report of the Company filed with the Commission; and such other reports and documents as a Holder may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration or pursuant to Form S-3.

SECTION 3. COVENANTS OF THE COMPANY.

3.1 Basic Financial Information and Reporting.

(a) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles (“GAAP”) consistently applied (except as noted therein), and will set aside on its books all such proper accruals and reserves as shall be required under GAAP consistently applied.

(b) As soon as practicable after the end of each fiscal year of the Company, and in any event within one-hundred twenty (120) days thereafter, the Company will furnish to each Major Investor a balance sheet of the Company, as at the end of such fiscal year, a statement of income and a statement of cash flows of the Company, for such year, and a statement of stockholders’ equity as of the end of such year, all prepared in accordance with GAAP consistently applied (except as noted therein) and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be audited and accompanied by a report and opinion thereon by independent public accountants selected by the Board.

(c) The Company will furnish to each Major Investor, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a balance sheet of the Company as of the end of each such quarterly period, and a statement of income and a statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with GAAP consistently applied (except as noted therein), with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

(d) The Company will furnish to each Major Investor: (i) at least thirty (30) days prior to the beginning of each fiscal year an annual budget and operating plans for such fiscal year (and as soon as available, any subsequent written revisions thereto) prepared on a monthly basis; and (ii) as soon as practicable after the end of each month, and in any event within thirty (30) days thereafter, a balance sheet of the Company as of the end of each such month, and a statement of income and a statement of cash flows of the Company for such month and for the current fiscal year to date, including a comparison to plan figures for such period, prepared in accordance with GAAP consistently applied (except as noted thereon), with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

3.2 Inspection Rights. Each Major Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and after reasonable notice and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to a competitor of the Company or with respect to information which the Board determines in good faith is confidential or attorney-client privileged and should not, therefore, be disclosed.

3.3 Confidentiality of Records. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.3 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, provided that such persons are bound by professional obligations or confidentiality restrictions at least as strict as those contained in this Section 3.3; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 3.3; (iii) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

3.4 Preservation of Corporate Existence. The Company shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its business and operations or the ownership or lease of its properties.

3.5 Compliance with Laws. The Company shall comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, where noncompliance would have a material adverse effect on the business, operations, affairs or financial condition of the Company.

3.6 Meetings of Directors. The Company shall hold meetings of the Board not less than four (4) times a year on a quarterly basis. The Company shall promptly reimburse in full, each director of the Company who is not an employee of the Company for all of his or her reasonable out-of-pocket documented expenses incurred in attending each meeting of the Board or any committee thereof.

3.7 Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

3.8 Insurance. The Company shall use commercially reasonable efforts to procure and maintain (i) Directors and Officers liability insurance with a coverage limit of at least $3 million and (ii) employment practices liability insurance with a coverage limit of at least $1 million, in each case from financially sound and reputable insurers, and in each case until such time as the Board, including (A) prior to the Second Closing (as defined in the Purchase Agreement), the Series B-1 Directors (as defined in the Charter) or (B) following the Second Closing, a majority of the Series B-2 Directors (as defined in the Charter), determines that such insurance should be discontinued.

3.9 Stock Vesting. Unless otherwise approved by the Board, all stock options and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting as follows: (a) twenty-five percent (25%) of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person’s services commencement date with the Company, and (b) seventy-five percent (75%) of such stock shall vest over the remaining three (3) years. With respect to any shares of stock purchased by any such person, the

Company’s repurchase option shall provide that upon such person’s termination of employment or service with the Company, with or without cause, the Company or its assignee shall have the option to purchase at cost any unvested shares of stock held by such person.

3.10 Proprietary Information and Inventions Agreement. The Company shall require all current and future employees and consultants to execute and deliver a Confidentiality, Inventions and Non-Competition Agreement substantially in a form approved by the Company’s counsel or the Board.

3.11 Assignment of Rights of First Refusal. In the event the Company elects not to exercise any right of first refusal or right of first offer the Company may have on a proposed transfer of any of the Company’s outstanding capital stock pursuant to the Company’s charter documents, by contract or otherwise, the Company shall, to the extent it may do so, assign such right of first refusal or right of first offer to each Major Investor. In the event of such assignment, each Major Investor shall have a right to purchase its pro rata portion of the capital stock proposed to be transferred. Each Major Investor’s pro rata portion shall be equal to the product obtained by multiplying (i) the aggregate number of shares proposed to be transferred by (ii) a fraction, the numerator of which is the number of shares of Registrable Securities held by such Major Investor at the time of the proposed transfer and the denominator of which is the total number of shares owned by all Major Investors at the time of such proposed transfer.

3.12 Assumptions or Guaranties of Indebtedness of Other Persons. The Company shall not assume, guarantee, endorse or otherwise become directly or contingently liable on (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) any indebtedness of any other party, except for trade accounts of the Company arising in the ordinary course of business.

3.13 Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Charter, or elsewhere, as the case may be.

3.14 Investor Activities. The Company acknowledges that Alta Partners VIII, L.P. (“Alta”) and S.R. One, Limited (“SROne”) and their respective Affiliates may invest in and/or serve on the board of directors of entities which are competitive with the Company. Nothing contained in this Agreement shall prevent Alta, SROne or their respective Affiliates from investing in and/or serving on the board of directors of such competitive companies, provided, however, that nothing herein shall relieve Alta, SROne or any other party from liability associated with misuse of the Company’s confidential information or relieve any director designated by Alta or SROne to serve on the Board from their fiduciary duties or duty of loyalty.

3.15 Filing of Amended and Restated Certificate of Incorporation. In accordance with Sections 2.3(e) and 2.4(e) of the Purchase Agreement, the Company shall file an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to reflect the amount of the Series B-2 Purchase Price or the Series B-3 Purchase Price (each, as defined in the Charter), as the case may be, in U.S. currency as calculated pursuant to Section 2.3 or 2.4 of the Purchase Agreement, respectively.

3.16 Termination of Covenants. All covenants of the Company contained in Section 3 of this Agreement (other than the provisions of Section 3.3) shall expire and terminate as to each Investor upon the earlier of (i) the effective date of the registration statement pertaining to the Initial Offering that results in the Preferred Stock being converted into Common Stock or (ii) upon a “Deemed Liquidation Event,” as defined in the Charter (a “Change of Control”).

SECTION 4. RIGHTS OF FIRST REFUSAL.

4.1 Subsequent Offerings. Subject to applicable securities laws, each Major Investor shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.6 hereof. Each Major Investor’s pro rata share is equal to the ratio of (a) the number of shares of Common Stock (including all shares of Common Stock issuable or issued upon conversion of the Shares) which such Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. A Major Investor shall be entitled to apportion the right of first refusal hereby granted to it in such proportions as it deemed appropriate among itself and its Affiliates. The term “Equity Securities” shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security, or (iv) any such warrant or right.

4.2 Exercise of Rights. If the Company proposes to issue any Equity Securities, it shall give each Major Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Major Investor shall have twenty (20) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Major Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

4.3 Issuance of Equity Securities to Other Persons. If not all of the Major Investors elect to purchase their pro rata share of the Equity Securities, then the Company shall promptly notify in writing the Major Investors who do so elect and shall offer such Major Investors the right to acquire such unsubscribed shares. The Major Investors shall have ten (10) days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares. If the Major Investors fail to exercise in full the rights of first refusal, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Major Investor’s rights were not exercised, at a price and upon general terms and conditions not materially more favorable to the purchasers thereof than specified in the Company’s notice to the Major Investors pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 4.2, the right provided hereunder shall be deemed to be revived and the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Major Investors in the manner provided above.

4.4 Termination and Waiver of Rights of First Refusal. The rights of first refusal established by this Section 4 shall not apply to, and shall terminate upon the earlier of (i) the effective date of the registration statement pertaining to the Initial Offering or (ii) a Change of Control. Notwithstanding Section 5.5 hereof, the rights of first refusal established by this Section 4 may be amended, or any provision waived with the written consent of the Company and the Major Investors holding more than fifty percent (50%) of the Registrable Securities held by all Major Investors, or as permitted by Section 5.5.

4.5 Transfer of Rights of First Refusal. The rights of first refusal of each Major Investor under this Section 4 may be transferred to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.9.

4.6 Excluded Securities. The rights of first refusal established by this Section 4 shall have no application to any of the following Equity Securities:

(a) shares of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board;

(b) stock issued or issuable pursuant to any rights or agreements, options, warrants or convertible securities outstanding as of the date of this Agreement; and stock issued pursuant to any rights or agreements, options, warrants or convertible securities granted after the date of this Agreement, so long as the rights of first refusal established by this Section 4 were complied with, waived, or were inapplicable pursuant to any provision of this Section 4.6 with respect to the initial sale or grant by the Company of such rights or agreements, options, warrants or convertible securities;

(c) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, strategic alliance, acquisition or similar business combination approved by the Board;

(d) any Equity Securities issued in connection with any stock split, stock dividend or recapitalization by the Company;

(e) any Equity Securities issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement, or debt financing from a bank or similar financial or lending institution approved by the Board;

(f) any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act;

(g) any Equity Securities issued in connection with strategic transactions involving the Company and other entities, including (i) joint ventures, manufacturing, marketing or distribution arrangements or (ii) technology transfer or development arrangements; provided that the issuance of shares therein has been approved by the Board and is not substantially for equity financing purposes; or

(h) any shares of Series B-2 Preferred Stock or B-3 Preferred Stock issued in any Closing (as such term is defined in the Purchase Agreement) occurring after the date hereof.

SECTION 5. MISCELLANEOUS.

5.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware in all respects as such laws are applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, without reference to conflicts of laws or principles thereof.

5.2 Successors and Assigns. The rights under this Agreement may be assigned by a Holder that is (a) a partnership to its partners or former partners in accordance with partnership interests, (b) a corporation to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Holder, (c) a limited liability company to its members or former members in accordance with their interest in the limited liability company, (d) a partnership or fund to an affiliated partnership or fund managed by it or any of their respective directors, officers or partners, or (e) an individual to the Holder’s family member or trust for the benefit of an individual Holder; provided, however, that (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred and (ii) such transferee agrees in writing to be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of any of the above-mentioned transferees shall be aggregated together and with those of the transferring Holder. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, permitted assigns, heirs, executors, and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

5.3 Entire Agreement. This Agreement, and the Exhibits hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

5.4 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

5.5 Amendment and Waiver.

(a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of (i) the Company and (ii) the holders of more than fifty percent (50%) of the then-outstanding Registrable Securities (excluding shares of Registrable Securities held by the Universities and the Key Holders as long as such amendment affects all of the Investors and Common Stockholders in the same manner). For the avoidance of doubt, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion.

(b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of more than fifty percent (50%) of the then-outstanding Registrable Securities (excluding shares of Registrable Securities held by the Universities and the Key Holders as long as such waiver affects all of the Investors and Common Stockholders in the same manner). Any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(c) For the purposes of determining the number of Holders or Investors entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

(d) The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver.

5.6 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

5.7 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A and Exhibit B hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

5.8 Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

5.9 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.10 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Series B Preferred Stock pursuant to the Purchase Agreement, any purchaser of such shares of Series B Preferred Stock shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor,” a “Holder” and a party hereunder.

5.11 Prior Agreements. The Universities hereby acknowledge that upon execution of the Prior Agreement, all rights of first refusal, preemptive rights, registration rights and any notice period associated therewith granted in prior agreements by the Company relating to shares owned by the Universities, including without limitation the Registration Rights Agreement dated September 25, 2001, were waived, released, terminated and superseded in their entirety and of no further force or effect.

5.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.13 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons or persons or entities under common management or control (“Affiliated Stockholders”) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, and such affiliated entities or persons may apportion such rights as among themselves in any manner they deem appropriate.

5.14 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

5.15 Termination. This Agreement shall terminate and be of no further force or effect upon the earlier of (i) the date five (5) years following the closing of the Initial Offering that results in the conversion of all outstanding shares of Preferred Stock and (ii) the date of the closing of a Deemed Liquidation Event, as defined in the Charter.

5.16 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

5.17 Amendment of Prior Agreement. The Prior Agreement is hereby amended and superseded in its entirety and restated herein. Such amendment and restatement is effective upon the execution of this Agreement by the Company and the parties required for an amendment pursuant to the Prior Agreement. Upon such execution, all provisions of, rights granted and covenants made in the Prior Agreement are hereby superseded in their entirety by the provisions hereof and shall have no further force or effect.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:		INVESTORS:

APPLIED GENETIC TECHNOLOGIES CORPORATION		ALTA PARTNERS VIII, L.P.

		By:	Alta Partners Management VIII, LLC
By:	/s/ Susan B. Washer		its general partner
Susan B. Washer, President
		By:	/s/ Edward Hurwitz

		Name:	Edward Hurwitz

		Title:	Director

S.R. ONE, LIMITED

		By:	/s/ Kent Gossett

		Name:	Kent Gossett

		Title:	Vice President and partner

INTERSOUTH PARTNERS VI, L.P.

		By:	Intersouth Associates VI, LLC
its general partner

		By:	/s/ James Rosen

		Name:	James Rosen

		Title:	Member Manager

[AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE]

INTERWEST PARTNERS VIII, L.P.

By:	InterWest Management Partners VIII, L.P.,
its general partner

By:	/s/ Arnold L Oronsky

Name:	Arnold L Oronsky

Title:	Managing Director

INTERWEST INVESTORS VIII, L.P.

By:	InterWest Management Partners VIII, L.P.,
its general partner

By:	/s/ Arnold L Oronsky

Name:	Arnold L Oronsky

Title:	Managing Director

INTERWEST INVESTORS Q VIII, L.P.

By:	InterWest Management Partners VIII, L.P.,
its general partner

By:	/s/ Arnold L Oronsky

Name:	Arnold L Oronsky

Title:	Managing Director

[AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE]

MEDIMMUNE VENTURES, INC.

By:	/s/ Ron Laufer

Name:	Ron Laufer

Title:	Sr. Managing Director

WS INVESTMENT COMPANY, LLC (2012A)

By:	/s/ illegible

Name:

Title:

[AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT SIGNATURE PAGE]

OSAGE UNIVERSITY PARTNERS I, L.P.

By Osage University GP, LP, its general partner
By: Osage Partners, LLC, its general partner

By:	/s/ William Harrington
William Harrington
Member

[AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT SIGNATURE PAGE]

EXHIBIT A

SCHEDULE OF INVESTORS

NAME AND ADDRESS

ALTA PARTNERS VIII, L.P.

One Embarcadero Center, 37th Floor

San Francisco, CA 94111

S.R. ONE, LIMITED

161 Washington Street,

Suite 500

Conshohocken, PA 19428

Osage University Partners I, L.P.

C/O OSAGE MANAGEMENT CO., L.P.

50 MONUMENT ROAD

SUITE 201

BALA CYNWYD, PA 19004

INTERWEST PARTNERS VIII, L.P.

2710 Sand Hill Road, Second Floor

Menlo Park, CA 94025

Attn: Arnold Oronsky

INTERWEST INVESTORS VIII, L.P. 2710 Sand Hill Road, Second Floor Menlo Park, CA 94025 Attn: Arnold Oronsky

INTERWEST INVESTORS Q VIII, L.P. 2710 Sand Hill Road, Second Floor Menlo Park, CA 94025 Attn: Arnold Oronsky

INTERSOUTH PARTNERS VI, L.P. 406 Blackwell Street Durham, NC 27701 Attn: James Rosen

SCHEDULE OF INVESTORS

MEDIMMUNE VENTURES, INC. One MedImmune Way Gaithersburg, MD 20878

WS INVESTMENT COMPANY, LLC (2012A) 650 Page Mill Rd. Palo Alto, CA 94304 Attn: James A. Terranova

SKYLINE VENTURE PARTNERS III, L.P. 125 University Avenue Palo Alto, CA 94301 Attn: David Lowe

SKYLINE VENTURE PARTNERS QUALIFIED PURCHASER FUND III, L.P. 125 University Avenue Palo Alto, CA 94301 Attn: David Lowe

JOSEPH KLEIN, III 1724 Hillside Road Stevenson, MD 21153

MICHEL DE ROSEN President & CEO C/O Viropharma 405 Eagleview Boulevard Exton, PA 19341

DUKE UNIVERSITY SPECIAL VENTURES FUND Duke Management Company 2200 W. Main Street, Suite 1000 Durham, NC 27705

GC&H INVESTMENTS John Cardoza One Maritime Plaza, 20th Floor San Francisco, CA 94111-3580

SCHEDULE OF INVESTORS

EXHIBIT B

SCHEDULE OF COMMON STOCKHOLDERS

Shares
CORNELL RESEARCH FOUNDATION, INC. 20 Thomwood Drive, Suite 105 Ithaca, NY 14850	2,500
JOHNS HOPKINS UNIVERSITY Licensing and Technology Development Johns Hopkins University 100 N. Charles Street, 5th Floor Baltimore, MD 21201	52,232
TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA 3160 Chestnut Street, Suite 200 Philadelphia, PA 19101-6283	3,333
UNIVERSITY OF FLORIDA RESEARCH FOUNDATION c/o University of Florida Office of Technology Licensing 316 Walker Hall Gainesville, FL 32611	326,869
BARRY J. BYRNE Pediatric Cardiology University of Florida 1600 SW Archer Street Gainesville, FL 32610-0216	333,333
WILLIAM W. HAUSWIRTH Department of Opthamology University of Florida P.O. Box 100284 Gainesville, FL 32611	333,333
NICHOLAS MUZYCZKA Powell Gene Therapy Center University of Florida College of Medicine 1600 SW Archer Rd., RM R-1-191 Gainesville, FL 32610	333,333

R. JUDE SAMULSKI Campus Box No. 7352 Gene Therapy Center University of North Carolina at Chapel Hill Chapel Hill, NC 27599-7352	333,333
ALPHA NET, INC. c/o John W. Walsh, Chairman and President 2937 SW 27th Avenue, Suite 305 Miami, FL 33133	333,333